UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
November 23, 2016
(Date of earliest event reported)

MIDSTATES PETROLEUM COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston Avenue, Suite 1000
Tulsa, Oklahoma 74103
(Address of principal executive offices, including zip code)

(918) 947-8550
(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the emergence of Midstates Petroleum Company, Inc. (the “Company”) from its reorganization under Chapter 11 of the United States Bankruptcy Code, the Company appointed a new board of directors (the “Board”) consisting of: Frederic F. Brace (the Company’s chief executive officer), Alan J. Carr (non-executive Chairman of the Board), Patrice Douglas, Neal P. Goldman, Todd R. Snyder, Michael S. Reddin and Bruce H. Vincent.

On November 23, 2016, the Board approved the grant of certain restricted stock units (“RSUs”) to its non-employee directors and (i) the form of Midstates Petroleum Company, Inc. Director Restricted Stock Unit Agreement entered into with each of the Company’s non-employee directors as part of their respective annual compensation for service to the Company during the fourth quarter of 2016 and for the year ended December 31, 2017 (the “Annual Grant Agreement”)  and (ii) the form of Midstates Petroleum Company, Inc. Director Restricted Stock Unit Agreement pursuant to the 2016 Long Term Incentive Plan with respect to the grant of additional RSUs to each of the non-employee directors (the “Director LTIP Grant Agreement,” and together with the Annual Grant Agreement, the “Award Agreements”).  Each of the non-employee directors received a grant of 8,901 RSUs under their respective Annual Grant Agreement (except that Mr. Carr, as Chairman, received 13,351 RSUs) and 12,716 RSUs under the Director LTIP Grant Agreement.

The Annual Grant Agreement provides that the RSUs granted therein will vest on the first to occur of (i) December 31, 2017, (ii) the date the director ceases to be a director of the Board (other than for cause), (iii) the director’s death, (iv) the director’s disability or (v) a change in control of the Company.

The Director LTIP Grant Agreement provides that the RSUs granted therein will vest (i) on the first business day following the date on which the trailing 60-day average share price (including any dividends paid) of the Company’s common stock is equal to or greater than $30.00 or (ii) upon a change in control of the Company.  The Director LTIP Grant Agreement further provides that all unvested RSUs subject to the Director LTIP Grant Agreement shall be immediately forfeited upon the first to occur of (i) the fifth (5th) anniversary of the grant date or (ii) any participant’s termination for any reason (except for a termination as part of a change in control of the Company).

The descriptions of the Award Agreements in this report are qualified in their entirety by reference to the full text of the form of Award Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01                                                                                 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit	Description

10.1	Form of Midstates Petroleum Company, Inc. Director Restricted Stock Unit Agreement (Annual Grant Agreement)
10.2	Form of Midstates Petroleum Company, Inc. Director Restricted Stock Unit Agreement Pursuant to the 2016 Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2016	MIDSTATES PETROLEUM COMPANY, INC.

	By:	/s/ Scott C. Weatherholt
	Name:	Scott C. Weatherholt
	Title:	Vice President - General Counsel & Corporate Secretary